Exhibit 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this amended Quarterly Report of Stratex Oil & Gas Holdings, Inc.  (the “Company”) on Form 10-Q for the period ending September 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stephen Funk, Chief Financial Officer and Principal Accounting Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-Q for the period ending September 30, 2012, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the period ending September 30, 2012 fairly presents, in all material respects, the financial condition and results of operations of Stratex Oil & Gas Holdings, Inc.

Date: November 26, 2012
/s/ Stephen Funk
Stephen Funk
Chief Financial Officer and Principal Financial Officer